WARRANT AGREEMENT

         HEMAGEN DIAGNOSTICS, INC., a Delaware corporation (the "Company"), and CONTINENTAL STOCK TRANSFER NJ, 2 Broadway, New York, New York ("Warrant Agent"), agree as follows:

     1. Purpose. The Company proposes to issue 2,586,800 redeemable common stock purchase warrants ("Warrant") each permitting the purchase of one (1) share of the Company's $.01 par value common stock shares ("Share").

     2. Warrants. Each Warrant will entitle the registered holder of a Warrant ("Warrant Holder") to purchase from the Company one Share at $2.75 per Share ("Exercise Price"), except as changed by Section of this Agreement. A Warrant Holder may exercise all or any number of Warrants resulting in the purchase of a whole number of Shares.

     3. Exercise Period. The Warrants may be exercised at any time during the period commencing April 30, 2001 and ending at 5:00 p.m., New York, New York time on April 30, 2002 ("Expiration Date"). After the Expiration Date, any unexercised warrants will be void and all rights of Warrant Holders shall cease.

     4. Call of Warrants.

          a. At any time on or after April 30, 2001, provided that the closing bid price for the Shares on the Nasdaq SmallCap Market or the closing price for the Shares on the principal market or exchange on which the Shares are then traded, has exceeded $4.25 per Share for at least ten consecutive trading days beginning on or after April 30, 2001, the Company shall have the option to require the Warrant Holders to sell to the Company (the "Call") all, but not less than all, of the Warrants. The Company shall, in the manner described below, purchase the Warrants (or portion thereof) for a purchase price equal to $0.10 per Warrant (the "Call Price") out of funds legally available therefore.

          b. The Company shall give the Warrant Holders at least 30 and no more than 60 days' written notice (a "Call Exercise Notice") of its intention to exercise its option to purchase the Warrants. The Call Exercise Notice shall be sent by the Company, or at the Company's request, by the Warrant Agent in the name and at the expense of the Company by first-class mail, postage prepaid, mailed not less than 30 and no more than 60 days prior to the date of purchase (the "Call Date"), to each Warrant Holder, at his or her address appearing in the records of the Warrant Agent. Each Call Exercise Notice shall state the Call Date and the place or places where the Warrants are to be surrendered for payment of the Call Price.

     5. Certificates. The Warrant Certificates shall be in registered form only and shall be substantially in the form set forth in Exhibit A attached to this Agreement. Warrant Certificates shall be signed by, or shall bear the facsimile signature of, the President of the Company and the Chief Financial Officer of the Company and shall bear a facsimile of the Company's corporate seal. If any person, whose facsimile signature has been placed upon any Warrant Certificate as the signature of an officer of the Company, shall have ceased to be such officer before such Warrant Certificate is countersigned, issued and delivered, such Warrant Certificate shall be countersigned, issued and delivered with the same effect as if such person had not ceased to be such officer. Any Warrant Certificate may be signed by, or made to bear the facsimile signature of, any person who at the actual date of the preparation of such Warrant Certificate shall be a proper officer of the Company to sign such Warrant Certificate even though such person was not such an officer upon the date of this Agreement.

     6. Countersigning. Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. The Warrant Agent hereby is authorized to countersign and deliver to, or in accordance with the instructions of, any Warrant Holder any Warrant Certificate which is properly issued.

     7. Registration of Transfers and Exchanges. Subject to the provisions of Section , the Warrant Agent shall from time to time register the transfer of any outstanding Warrant Certificate upon records maintained by the Warrant Agent for such purpose upon surrender of such Warrant Certificate to the Warrant Agent for transfer, accompanied by appropriate instruments of transfer in form satisfactory to the Company and the Warrant Agent and duly executed by the Warrant Holder or a duly authorized attorney. Upon any such registration of transfer, a new Warrant Certificate shall be issued in the name of and to the transferee and the surrendered Warrant Certificate shall be canceled.

     8. Exercise of Warrants.

          a. Any one Warrant or any multiple of one Warrant evidenced by any Warrant Certificate may be exercised upon any single occasion on or after the Exercise Date, and on or before the Expiration Date. A Warrant shall be exercised by the Warrant Holder by surrendering to the Warrant Agent the Warrant Certificate evidencing such Warrant with the exercise form on the reverse of such Warrant Certificate duly completed and executed and delivering to the Warrant Agent, by good check or bank draft payable to the order of the Company, the Exercise Price for each Share to be purchased.

          b. Upon receipt of a Warrant Certificate with the exercise form thereon duly executed together with payment in full of the Exercise Price for the Shares for which Warrants are then being exercised, the Warrant Agent shall requisition from any transfer agent for the Shares, and upon receipt shall make delivery of, certificates evidencing the total number of whole Shares for which Warrants are then being exercised in such names and denominations as are required for delivery to, or in accordance with the instructions of, the Warrant Holder. Such certificates for the Shares shall be deemed to be issued, and the person to whom such Shares are issued of record shall be deemed to have become a holder of record of such Shares, as of the date of the surrender of such Warrant Certificate and payment of the Exercise Price, whichever shall last occur, provided that if the books of the Company with respect to the Shares shall be deemed to be issued, and the person to whom such Shares are issued of record shall be deemed to have become a record holder of such Shares, as of the date on which such books shall next be open (whether before, on or after the Expiration Date) but at the Exercise Price, whichever shall have last occurred, to the Warrant Agent.

          c. If less than all the Warrants evidenced by a Warrant Certificate are exercised upon a single occasion, a new Warrant Certificate for the balance of the Warrants not so exercised shall be issued and delivered to the Warrant Holder in accordance with any transfer instructions given by the Warrant Holder.

          d. All Warrant Certificates surrendered upon exercise of Warrants shall be cancelled.

          e. Upon the exercise, or conversion of any warrant, the Warrant Agent shall promptly deliver the funds to the Company. Once the funds are determined by the Company to be collected, the Warrant Agent shall cause the share certificate(s) representing the exercised warrants to be issued.

     9. Taxes. The Company will pay all taxes attributable to the initial issuance of Shares upon exercise of Warrants. The Company shall not, however, be required to pay any tax which may be payable in respect to any transfer involved in any issue of Warrant Certificates or in the issue of any certificates of Shares in the name other than that of the Warrant Holder upon the exercise of any Warrant.

     10. Mutilated or Missing Warrant Certificates. If any Warrant Certificate is mutilated, lost, stolen or destroyed, the Company and the Warrant Agent, on such terms of satisfactory indemnification (which shall, in the case of a mutilated Warrant Certificate, include the surrender thereof), and upon receipt of evidence satisfactory to the Company and the Warrant Agent of such mutilation, loss, theft or destruction, issue a substitute Warrant Certificate of like denomination, tenor and date as the Warrant Certificate so mutilated, lost, stolen or destroyed.

     11. Reservation of Shares. The Company shall reserve for issuance and delivery upon exercise of this Warrant all shares of Common Stock or other shares of capital stock of the Company (and other securities) from time to time receivable upon exercise of this Warrant. All such shares (and other securities) shall be duly authorized and, when issued upon exercise, shall be validly issued, fully paid and non-assessable.

     12. Adjustments.

          a. Stock Splits, Dividends, Etc. If the Company shall at any time subdivide its outstanding shares of Common Stock (or other securities at the time receivable upon the exercise of the Warrant) by recapitalization, reclassification or split-up thereof, or if the Company shall declare a stock dividend or distribute shares of Common Stock to its stockholders, the number of shares of Common Stock subject to this Warrant immediately prior to such subdivision shall be proportionately increased, and if the Company shall at any time combine the outstanding shares of Common Stock by recapitalization, reclassification, reverse stock split, or combination thereof, the number of shares of Common Stock subject to this Warrant immediately prior to such combination shall be proportionately decreased. Any such adjustment and adjustment to the Exercise Price pursuant to this Section shall be effective at the close of business on the effective date of such subdivision or combination or if any adjustment is the result of a stock dividend or distribution then the effective date for such adjustment based thereon shall be the record date therefor.

          Whenever the number of shares of Common Stock purchasable upon the exercise of this Warrant is adjusted, as provided in this Section , the Exercise Price shall be adjusted to the nearest cent by multiplying such Exercise Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

          b. Adjustment for Reorganization, Consolidation, Merger, Etc. In case of any reorganization of the Company (or any other corporation, the securities of which are at the time receivable on the exercise of this Warrant) or if the Company (or any such other corporation) shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, then, and in each such case, the Warrant Holder of this Warrant upon the exercise as provided in Section at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive in lieu of the securities and property receivable upon the exercise of this Warrant prior to such consummation, the securities or property to which such Warrant Holder would have been entitled upon such consummation if such Warrant Holder had exercised this Warrant immediately prior thereto; in each such case, the terms of this Warrant shall be applicable to the securities or property received upon the exercise of this Warrant after such consummation.

          c. Certificate as to Adjustments. In each case of an adjustment in the number of shares of Common Stock receivable on the exercise of this Warrant, the Company at its expense shall promptly compute such adjustment in accordance with the terms of the Warrant and prepare a certificate executed by an officer of the Company setting forth such adjustment and showing the facts upon which such adjustment is based. The Company shall forthwith mail a copy of each such certificate to each Warrant Holder.

          d. Notices of Record Date, Etc. The Company shall take a record of the holders of its Common Stock (or other securities at the time receivable upon the exercise of the Warrant) for the purpose of entitling them to receive any dividend (other than a cash dividend at the same rate as the rate of the last cash dividend theretofore paid) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities, or to receive any other right; or

          In case of any voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company shall mail or cause to be mailed to each Warrant Holder a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any, to be fixed, as to which the holders of record of Common Stock (or such other securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least twenty (20) days prior to the date therein specified, and this Warrant may be exercised prior to said date during the term of the Warrant.

     13. Rights of Warrant Holders. No Warrant Holder, as such, shall have any rights of a shareholder of the Company, either at law or equity, and the rights of the Warrant Holders, as such, are limited to those rights expressly provided in this Agreement or in the Warrant Certificates. The Company and the Warrant Agent may treat the registered Warrant Holder in respect of any Warrant Certificate as the absolute owner thereof for all purposes notwithstanding any notice to the contrary.

     14. No Fractional Shares. No fractional shares or script representing fractional shares shall be issued upon the exercise of this Warrant, but the Company shall pay the Warrant Holder an amount equal to the fair market value of such fractional share of Common Stock in lieu of each fraction of a share otherwise called for upon any exercise of this Warrant. For purposes of this Warrant, the fair market value of a share of Common Stock shall equal the closing sale price (or if not available, the average of the closing bid and asked prices) on the business day prior to exercise of this Warrant, or, if the Common Stock is then not publicly traded, then the price determined in good faith by the Board of Directors of the Company.

     15. Officer's Certificate. Whenever the number or kind of securities purchasable upon exercise of this Warrant or the Exercise Price shall be adjusted as required by the provisions hereof, the Company shall forthwith file with its Secretary or Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted number or kind of securities purchasable upon exercise of this Warrant and the adjusted Exercise Price determined as herein provided and setting forth in reasonable detail such facts as shall be necessary to show the reason for and the manner of computing such adjustments. Each such officer's certificate shall be made available at all reasonable times for inspection by the Warrant Holder and the Company shall, forthwith after each such adjustment, mail by certified mail a copy of such certificate to the Warrant Holder.

     16. Warrant Agreement. The Company hereby appoints the Warrant Agent to act as the agent of the Company and the Warrant Agent hereby accepts such appointment upon the following terms and conditions by all of which the Company and every Warrant Holder, by acceptance of his Warrants, shall be bound:

          a. Statements contained in this Agreement and in the Warrant Certificates shall be taken as statements of the Company. The Warrant Agent assumes no responsibility for the correctness of any of the same except such as describes the Warrant Agent or for action taken or to be taken by the Warrant Agent.

          b. The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the Company's covenants contained in this Agreement or in the Warrant Certificates.

          c. The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any Warrant Holder in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel, provided the Warrant Agent shall have exercised reasonable care in the selection and continued employment of such counsel.

          d. The Warrant Agent shall incur no liability or responsibility to the Company or to any Warrant Holder for any action taken in reliance upon any notice, resolution, waiver, consent, order, certificate or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

          e. The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the execution of this Agreement that have been approved in advance by the Company and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and counsel fees, for this Agreement except as a result of the Warrant Agent's gross negligence or bad faith.

          f. The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more Warrant Holders shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred in connection with such action, suit or legal proceeding, but this provision shall not effect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the Warrant Holders as their respective rights or interests may appear.

          g. The Warrant Agent and any shareholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

     17. Successor Warrant Agent. Any corporation into which the Warrant Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act of a party or the parties hereto. In any such event or if the name of the Warrant Agent is changed, the Warrant Agent or such successor may adopt the countersignature of the original Warrant Agent and may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent.

     18. Change of Warrant Agent. The Warrant Agent may resign or be discharged by the Company from its duties under this Agreement by the Warrant Agent or the Company, as the case may be, giving notice in writing to the other, and by giving a date when such resignation or discharge shall take effect, which notice shall be sent at least 30 days prior to the date so specified. If the Warrant Agent shall resign, be discharged or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. After appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed and the former Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it thereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for effecting the delivery or transfer. Failure to give any notice provided for in this section, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor Warrant Agent, as the case may be.

     19. Notices. Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by any Warrant Holder to or on the Company shall be sufficiently given or made if sent by mail, first class, certified or registered, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

                           Hemagen Diagnostics, Inc.
                           34-40 Bear Hill Road
                           Waltham, Massachusetts 02154
                           Attn:  General Counsel

Any notice or demand authorized by this Agreement to be given or made by any Warrant Holder or by the Company to or on the Warrant Agent shall be sufficiently given or made if sent by mail, first class, certified or registered, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

                           Continental Stock Transfer & Trust Company
                           2 Broadway
                           New York, New York 10004
                           Attn:  Compliance Department

Any distribution, notice or demand required or authorized by this Agreement to be given or made by the Company or the Warrant Agent to or on the Warrant Holders shall be sufficiently given or made if sent by mail, first class, certified or registered, postage prepaid, addressed to the Warrant Holders at their last known addresses as they shall appear on the registration books for the Warrant Certificates maintained by the Warrant Agent.

     20. Supplements and Amendments. The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any Warrant Holders in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable.

     21. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company, Warrant Agent or the Warrant Holder shall bind and inure to the benefit of their respective successors and assigns hereunder.

     22. Termination. This Agreement shall terminate at the close of business on the Expiration Date or such earlier date upon which all Warrants have been exercised; provided, however, that if exercise of the Warrants is suspended pursuant to this Agreement and such suspension continues past the Expiration Date, this Agreement shall terminate at the close of business on the business day immediately following the expiration of such suspension. The provisions of Section shall survive such termination.

     23. Governing Law. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State.

     24. Benefits of this Agreement. Nothing in this Agreement shall be construed to give any person or corporation other than the Company, the Warrant Agent and the Warrant Holders any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the Warrant Holders.




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     25.  Counterparts.  This  Agreement  may  be  executed  in  any  number  of counterparts, each of such counterparts shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument.

Date:  April 19, 2000                     HEMAGEN DIAGNOSTICS, INC.



                                          By:__________________________________
                                                   William P. Hales,
                                                   President

SEAL

ATTEST:


_____________________________
Secretary

                                         CONTINENTAL STOCK TRANSFER NJ



                                         By:___________________________________




SEAL

ATTEST:


___________________________